SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2011 (October 28,2011)

NETWORK 1 FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

(Exact name of registrant as specified in its charter)

Delaware	001-14753	11-3423157
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2 Bridge Avenue, 4th Floor	07701
Red Bank, NJ	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 758-9001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02             Unregistered Sale of Equity Securities

On October 28, 2011, Network 1 Financial Group, Inc. (the “Company”) issued 4,350,000 million shares of $0.001 par value Company common stock to H T Ardinger and Son (“HTA”).  As consideration for such shares, HTA paid $87,000 in cash.  The sale was exempt from registration pursuant to Regulation D, promulgated under the Securities Act of 1933, because HTA is an accredited investor.  Attached hereto as Exhibit 10.1, and incorporated by this reference as though fully set forth herein, is the Subscription Agreement (Private Placement Securities Purchase Agreement) memorializing the transaction (the “SPA”).

The Company now has 52,985,057 shares of common stock outstanding.  HTA owns or controls 10,447,951 shares of the Company’s common stock, constituting 19.72% of the outstanding shares.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Subscription Agreement (Private Placement Securities Purchase Agreement), by and between Network 1 Financial Group, Inc. and H T Ardinger and Son.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2011

NETWORK 1 FINANCIAL GROUP, INC.

By:	/s/ Damon Testaverde
Damon Testaverde
President